UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2021

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062 (Zip Code)
(Address of Principal Executive Offices)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 2, 2021, iCAD, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC, as representative of the several underwriters identified in Schedule I thereto (the “Underwriters”), in connection with the Company’s underwritten public offering (the “Offering”) of 1,222,222 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a public offering price of $18.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option (the “Option”), exercisable for 30 days, to purchase up to an additional 171,516 shares of Common Stock (together with the Firm Shares, the “Shares”), which Option was exercised in full on March 3, 2021.

The Offering is being made pursuant to a prospectus supplement dated March 2, 2021 and an accompanying prospectus, pursuant to a registration statement on Form S-3 (File No. 333-235887) initially filed by the Company on January 10, 2020 and declared effective by the Securities and Exchange Commission (the “SEC”) on January 31, 2020, and a registration statement filed on March 2, 2021 pursuant to Rule 462(b) (File No. 333-253808) of the Securities Act of 1933, as amended (the “Securities Act”) which became immediately effective upon filing pursuant to the Securities Act.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In exchange for the Underwriters’ services, the Company agreed to sell the Shares to the Underwriters at a purchase price of $16.92 per share and to reimburse the representative of the Underwriters for up to $125,000 of its expenses in connection with the Offering.

The net proceeds to the Company from the Offering will be approximately $23.2 million following the exercise of the Option in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering is scheduled to close on March 5, 2021, subject to the satisfaction of customary closing conditions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and which is hereby incorporated by reference. Dentons US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is hereby incorporated by reference.

Item 1.02. Termination of Material Definitive Agreement.

On March 2, 2021, the Company terminated its Equity Distribution Agreement entered into on March 30, 2020 with JMP Securities LLC. Under the Equity Distribution Agreement, the Company was permitted to offer and sell its common stock, par value $0.01 per share, from time to time during the term of the Equity Distribution Agreement through JMP Securities LLC, acting as agent. The Company received approximately $6.1 million in net proceeds from sales of its common stock pursuant to the Equity Distribution Agreement prior to its termination. No material early termination penalties were incurred by the Company in connection therewith.

Item 7.01. Regulation FD Disclosure.

On March 2 and March 3, 2021, the Company issued press releases announcing the launch of the Offering and the pricing of the Offering, respectively. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information disclosed under this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s previous or future filings under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated March 2, 2021, by and between iCAD, Inc. and Guggenheim Securities, LLC
5.1	Opinion of Dentons US LLP
23.1	Consent of Dentons US LLP (contained in Exhibit 5.1)
99.l	Press release dated March 2, 2021
99.2	Press release dated March 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein Chief Executive Officer

Date: March 4, 2021